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                                                                Exhibit 99(j)(1)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our reports dated September 20, 2007 on the financial statements of the RiverSource Core Bond Fund, RiverSource Floating Rate Fund, RiverSource Income Opportunities Fund, RiverSource Inflation Protected Securities Fund, and RiverSource Limited Duration Bond Fund of the RiverSource Bond Series, Inc., included in the Annual Reports for the year ended July 31, 2007, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 57 to the Registration Statement (Form N-1A, No. 2-72174) of the RiverSource Bond Series, Inc.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 25, 2007